SEVERANCE AGREEMENT

           This Severance Agreement (“Agreement”) is entered into as of the 5th day of June, 2008, by and between Urstadt Biddle Properties Inc., a Maryland corporation with offices at 321 Railroad Avenue, Greenwich, CT 06830 (“Company”), and Raymond P. Argila, an individual residing at 117 Lagoon Boulevard, Massapequa, NY 11758 (“Employee”).  Company and Employee hereinafter are sometimes collectively referred to as the “Parties”.

WITNESSETH

WHEREAS, Employee is employed as an officer of the Company, currently in the capacity of Senior Vice President, Co-Counsel and Assistant Secretary; and

WHEREAS, Employee and Company have agreed to certain terms and conditions relating to Employee’s severance from the Company which the Parties desire to set forth in writing;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

Article 1.  Termination of Employment Services

           Section 1.01.  Resignation.   Simultaneously with the signing and delivery of this Agreement, Employee shall deliver to the Company Employee’s written resignation from each of the positions or offices that Employee holds with the Company and any subsidiaries or affiliates of the Company, such resignation to be effective as of 5:00 p.m. on August 29, 2008 (the “Transition Date”).  Company agrees that through the Transition Date, Employee will remain eligible to receive his current base salary and benefits which the Company makes available to all employees.

           Section 1.02.   Voluntary Termination.   Employee acknowledges that Employee’s decision to enter into this Severance Agreement and resign from the Company is voluntary, that Employee has elected to do so of his own free will, and that Employee has had an opportunity to consult with counsel of his choosing concerning any rights Employee may have upon termination of employment.

           Section 1.03.  Surrender of Property.  On or before the Transition Date, Employee shall surrender to the Company all paper and electronic copies of any and all records in any media including, but not limited to, leases, contracts, letters, documents and memoranda which are the property of the Company or which relate in any way to the business or affairs of the Company (collectively “Records”), together with all other tangible property of the Company including, but not limited to, keys and telephone or computer equipment.  Subject to Article 2 below, Employee may retain copies of real property closing binders prepared by Employee.

           Section 1.04.  Transition.   Through and including the Transition Date, Employee agrees to: (i) diligently perform the functions of the office of Co-Counsel to the Company; (ii) reasonably cooperate with the Company to ensure an orderly transition of such office; and (iii) assist the Company in training a successor employee or other employees in the duties of the Co-Counsel.

Article 2. Confidential Information

           Section 2.01.  Confidential Information.  Employee acknowledges that, except as set forth in Section 2.02, all information, regardless of form, concerning the Company and its affiliated entities and their respective directors, shareholders, partners, employees, agents and contractors is “Confidential Information”.  Employee recognizes and acknowledges that the Confidential Information is proprietary and integral to Company’s business and agrees to keep such Confidential Information confidential and, except with Company’s prior written consent, shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, corporation or other entity or utilize in any manner whatsoever any information (including but not limited to the Confidential Information) concerning any matters affecting or relating to Company’s business.

           Employee agrees and stipulates that all information characterized as Confidential Information is important, material and confidential and, if conveyed to any third party, could adversely impact the effective and successful conduct of Company’s business.

           Section 2.02.  Non-Confidential Information.  Company agrees that Confidential Information shall not include information that is: (i) available, or later becomes available, to the public through no breach of this Agreement by Employee or the recipient; (ii) obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; (iii) already in the possession of the recipient (other than Employee) as of the date of this Agreement; or (iv) required to be disclosed by law, government regulation or court order.

           Section 2.03.  Material Non-public Information.  Employee is aware of the requirements of the United States securities laws regarding the use of material non-public information and will continue to handle any material non-public information in accordance with such securities laws and will not trade securities of the Company in violation of such laws.  In the event that Employee trades securities of the Company during the six month period immediately following the Transition Date, and upon request by the Employee, Company agrees to assist Employee in completing the required reporting of any such transactions during such period.

Article 3.  Non-Competition

           Section 3.01.  Non-Competition.  For a period of one (1) year from and after the Transition Date, Employee will not directly or indirectly be an owner, partner, director, manager, officer or employee or otherwise render services or be associated with any Real Estate Investment Trust that is engaged in the ownership and/or management or brokerage of shopping centers located within a seventy-five mile radius of the Company’s offices in Greenwich, CT; provided, however, that such radius shall be deemed to exclude Suffolk County, New York.  The Parties agree that a breach of the covenants contained in this Article will cause damage to Company that may be difficult to measure.  In acknowledgement thereof, Employee agrees that in the event it breaches such covenant, Employee shall pay to the Company, as liquidated damages, the sum of One Hundred Thirty Thousand Dollars ($130,000).  The Parties hereby acknowledge that (i) the amount of such liquidated damages is not intended to constitute a penalty; (ii) the amount of the liquidated damages bears a reasonable relationship to the anticipated losses to be suffered by the Company in the event of a breach by Employee; and (iii) the actual losses of Company in the event of such breach is difficult to ascertain or incapable of estimation at the present time.

Article 4.  Severance Compensation

           Section 4.01.  Compensation.   Within five (5) business days after the Transition Release Agreement set forth in Exhibit A hereto becomes effective, Company shall pay to Employee a single lump-sum payment in the amount of One Hundred Thirty Thousand and 00/100 Dollars ($130,000) (the “Severance Payment”), less applicable withholdings, but otherwise without any setoff or deduction whatsoever, such payment to be by wire transfer of immediately available funds as directed by Employee.  Except as otherwise specifically set forth in this Agreement, the Severance Payment shall constitute the entire obligation of Company to Employee hereunder.  In order to receive the Severance Payment, Employee must execute and deliver to Company the Transition Release Agreement attached hereto within twenty-one (21) days after the Transition Date and not revoke such agreement within seven (7) days of signing it.  In the event the Transition Release Agreement is effective and Company does not pay Employee the Severance Payment as above provided, Company shall reimburse Employee for all costs and fees of collection, including reasonable attorneys’ fees.

Article 5.  Release of Claims

           Section 5.01.  Restricted Stock.  Employee acknowledges and agrees that from and after the Transition Date, Employee will forfeit any and all right to the restricted stock previously granted to Employee by the Company which remains unvested at that date, specifically including cumulative grants for 12,000 Class A Common shares of the Company made between January 2004 and January 2006.  Employee releases Company from any claims with respect to such stock.

Section 5.02.  Release of Company.   For good and valuable consideration, including the Severance Payment from the Company to Employee as provided herein, Employee for himself and for his personal representatives, agents, heirs and assigns, releases and forever discharges Company and its affiliates, divisions and subsidiaries and their respective past, present and future officers, directors, managers, members, shareholders, employees, attorneys, agents, representatives, predecessors, successors, and assigns (collectively the “Company Entities”), from any and all claims, liabilities, actions and causes of action, contracts, agreements, rights and debts, whether known or unknown, fixed or contingent, suspected or unsuspected, and whether concealed or hidden, which Employee has, now have or may have against the Company Entities, relating to or arising out of Employee’s employment with the Company or the termination of his employment, the terms and conditions of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, from the beginning of time until the date of this Agreement, including, but not limited to:

(i)
any and all claims of discrimination on the basis of race, color, religion, alienage, sex, marital status, national origin, handicapped status, disability, veteran status, sexual orientation, martial status, medical condition, age, and other personal characteristics as may be protected by applicable law, whether arising under federal, state or local law, including but not limited to claims under the Civil Rights Act of 1964, the Age Discrimination in Employment Act as amended , the Equal Pay Act, the Rehabilitation Act, the Fair Labor Standards Act or any state law concerning wages and hours; the Americans With Disabilities Act, the Older Workers Benefit Protection Act, the Vocational Rehabilitation Act of 1973; the Family and Medical Leave Act; any and all claims arising under the laws of New York and Connecticut, including the New York Human Rights Law, the New York Executive Law, the New York Labor Law, the Connecticut Fair Employment Practices Act, the Connecticut Family and Medical Leave Act, the Connecticut Whistleblower Law, and any other claims arising out of or related to any constitution, statute, civil or common law or treaty of any confederation of nations, country or political subdivision thereof, including without limitation, the United States of America, the State of New York, the State of Connecticut, and the Town of Greenwich, and all other jurisdictions domestic and foreign;

(ii)	any and all claims arising under the Employee Retirement Income Security Act of 1974, as amended;

(iii)	except as provided in this Agreement, any and all claims arising under any compensation or benefit plan of the Company, where such claims arose on or before the Transition Release Date;

(iv)
any and all claims alleging tort or breach of any express or implied contract, wrongful discharge, detrimental reliance, defamation, emotional distress, and claims for compensatory or punitive damages; and

(v)
except as otherwise specifically provided in this Agreement, any and all claims for attorney’s fees or costs incurred by Employee for any reason arising out of or relating to any and all matters covered by this Agreement.

The foregoing release does not apply to claims that could arise by reason of the Company’s breach of this Agreement, claims for vested, but unpaid monies allocated to Employee’s account under the Company’s Deferred Compensation Plan(s), claims or payments due Employee through the date hereof under any Company benefit plan, including health, dental, disability or flexible spending account, and any claims that Employee may have to indemnification to the extent provided under the certificate of incorporation or by-laws of the Company.  Employee does not waive or release any rights he may have under COBRA.

Article 6.  General Provisions

           Section 6.01.  Cooperation.  Employee agrees, for a period of three years after the Transition Date, to cooperate with all reasonable requests from the Company or its attorneys for assistance by giving truthful written or oral testimony in defense or prosecution of any investigation, administrative proceeding, inquiry or litigation of any kind by or against the Company about which Employee has knowledge as a result of Employee’s employment with the Company.  Employee further agrees to cooperate with reasonable requests for information relating to projects, assignments or functions about which Employee possesses knowledge as a result of Employee’s employment.  The Company shall promptly reimburse Employee for the reasonable and necessary time, travel and other expenses (e.g., lodging, meals) that it approves in advance and that Employee incurs in the performance of Employee’s obligations set forth in this Section 6.01 upon Employee’s provision to the Company of receipts or other documentation of such expenses, which reimbursement will be made within thirty (30) days of submitting a voucher, but in any event not later than December 31 of the year following the year in which he incurs the expense.

           Section 6.02.  Non-Disparagement.  (a) Employee agrees not to disparage or encourage or induce others to disparage the Company or any of its affiliates, divisions and subsidiaries and their respective past, present and future officers, directors, managers, members, shareholders, employees, attorneys, agents, representatives, predecessors, successors and assigns (collectively, the “Company Entities”).  For purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements to the press and/or media, the financial and investor community, the Company Entities or any individual or entity with whom any of the Company Entities has or has had a business, social or professional relationship, which criticize, demean, malign or comment disparagingly or negatively any of the Company Entitles or their integrity, business or ethics and which Employee knows or should know would adversely affect in any manner (i) the conduct of the business of any of the Company Entities (including, without limitation, any business plans or prospects) or (ii) the business, reputation or image of the Company Entities.  Employee agrees not to publish or cause to be published, electronically or otherwise, any story, article, column, comment, book (fiction or non-fiction) about the Company Entities or Employee’s association with the Company and not to provide information about the Company or the Company Entities to any person who may contact Employee about any such story, article, column, comment or book.  Employee agrees not to make any statements, provide any information, or grant any interviews to any press or media representatives, analysts, rating agencies, investor groups and firms and shareholders relating to Employee’s employment by the Company or Employee’s separation from employment or the Company’s business.  The provisions of this section shall not apply to comments, statements or information provided by Employee if required of Employee by law or judicial process.  (b) Company agrees that its officers and directors shall not disparage, or encourage or induce others to disparage, Employee by any comment, statement, correspondence or information containing demeaning, maligning or negative comments about the Employee, Employee’s integrity, professionalism or ethics (“Negative Comments”).  Upon request of Employee, Company will deliver a letter verifying the history of Employee’s employment with Company and positions held.  Except as provided in the preceding sentence, Company may decline to offer comment or additional information concerning Employee or Employee’s employment with the Company and statements or actions declining comment or further information shall not be considered Negative Comments.

           Section 6.03.  Review Period; Revocation; Voluntary Agreement.  Employee acknowledges that he was advised by the Company, both orally and by this Agreement, that (a) Employee has the right to consult an attorney of his own choosing before he executes this Agreement; (b) Employee has a maximum of twenty-one (21) days from his receipt of this Agreement to consider and execute it; and (c) Employee may revoke this Agreement by delivering written notice to the Company within seven (7) days following the day he signs this Agreement (the “Revocation Period”).  This Agreement will not become effective or enforceable until after the Revocation Period has expired.  By executing this Agreement, Employee warrants that he has had sufficient time to review and consider its terms.

           Section 6.04.  Remedies; Enforcement.  Employee’s promises and covenants set forth in this Agreement are essential, critical, and material terms of this Agreement.  Employee acknowledges that a breach or threatened breach of Sections 2.01, 2.03, 3.01, 5.02, 6.01, 6.02, and 6.06 of this Agreement shall cause irreparable harm to the Company and that money damages shall not provide an adequate remedy to the Company.  If there is a breach or threatened breach of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach, without posting a bond.  Subject to the liquidated damages provisions of Section 3.01 above, nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or equity for such breach or threatened breach.

           Section 6.05.  Entire Agreement.  This Agreement contains the entire understanding between the Parties with respect to the severance of the Employee from the Company for the purposes set forth herein.  The Parties agree that any promises or representations which are not embodied herein shall not be valid or binding and shall not have any force or effect.  Any modification of this Agreement will be effective only if it is writing signed by the party whose rights or obligations have been changed.

           Section 6.06.  Arbitration.  Subject to the right of the Company in Section 6.04 of this Agreement to seek an injunction in the event of a breach of this Agreement by Employee, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York City in accordance with the rules of the American Arbitration Association then in effect.  The parties shall attempt to select a mutually agreeable arbitrator who shall promptly convene a hearing to resolve submitted disputes.  If the parties are unable to agree upon such an arbitrator within 20 days from initial contact, the American Arbitration Association shall be requested by either party to submit a list of at least seven arbitrators from which the parties shall attempt to select one by agreement.  In the event they do not so agree, they shall alternately strike names from this list beginning with the Employee, until a single name remains.  The remaining person shall be appointed to hear and decide the parties' disputes, drawing his authority and the bases for decision from this Agreement.  The arbitrator will resolve all submitted matters in a written decision with expedition.  Judgment may be entered on the arbitrator's award in any court having jurisdiction.

           Section 6.07.  Notices.  Any notices to be given by either party to the other shall be in writing and shall be deemed given three days after mailing in the continental United States by registered or certified mail, or upon personal receipt after delivery, facsimile or telegram, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

                      To the Company:    Urstadt Biddle Properties Inc.
                                                              321 Railroad Avenue
                                                              Greenwich, Connecticut  06830
                                                              Attn: President

                      To the Employee:            Raymond P. Argila
                                                              117 Lagoon Boulevard
                                                              Massapequa, NY 11758

           Section 6.08.  Severability.  In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be enforceable in any other jurisdiction in which valid and enforceable and in any event the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

           Section 6.09.  Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties and be enforceable by the Parties’ respective legal representatives or successors.  This Agreement shall not otherwise be assignable by Employee.

           Section 6.10.   Amendment or Modification; Waiver.  This Agreement may not be amended unless agreed to in writing by the Employee and the Company.  No waiver by either party of any breach of this Agreement shall be deemed a waiver of a subsequent breach.

           Section 6.11.  Governing Law.  The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York.

           Section 6.12.  Inability to Perform.  If Employee is unable to perform any of his obligations under this Agreement for reasons beyond his control (e.g. due to death or disability), such inability to perform shall not relieve Company of its obligation to pay Employee or his estate or legal representative, the Severance Payment, provided the Transition Release Agreement is delivered to Company by Employee or, as applicable, Employee’s estate administrator or legal representative.

Section 6.13.  Employee’s Actions.  As of the date of this Agreement, Company does not have any Knowledge (defined below) of any actions, conduct or statements by Employee which could give rise to a cause of action against Employee by Company.  As used in this Section, Knowledge refers to actual knowledge by one or more of the following persons:  Charles J. Urstadt, Willing L. Biddle or Thomas D. Myers, the Company’s Chairman, President and Senior Vice President, respectively.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

COMPANY:                                                                                   EMPLOYEE:

Urstadt Biddle Properties Inc.

By: /s/ Charles J. Urstadt	/s/ Raymond P. Argila
Charles J. Urstadt	Raymond R. Argila
Chairman & Chief Executive Officer

EXHIBIT A

Transition Release Agreement

Raymond P. Argila (“Employee”) acknowledges and agrees that he has the opportunity for a period of time at least until twenty-one (21) days after August 29, 2008 in which to consider whether he should sign this Transition Release Agreement; and if he signs this Transition Release Agreement, that he will have seven (7) days following the date on which he signs the Transition Release Agreement to revoke it and the Transition Release Agreement will not be effective until after this seven (7) day period has elapsed.  Employee understands and acknowledges that if he does not sign this Transition Release Agreement within twenty-one (21) days after August 29, 2008, or if he revokes it within the seven (7) day period after signing it, he will not be entitled to receive the Severance Payment described in Section 4.01 of the Severance Agreement with Urstadt Biddle Properties Inc. (“Company”) attached hereto.  If Employee does not revoke this Transition Release Agreement during such seven (7) day period, the eighth (8th) day following the day on which Employee signs this Transition Release Agreement is the date this Transition Release Agreement shall become effective.

In consideration for the Severance Payment in Section 4.01 of the Severance Agreement, Employee for himself and for his personal representatives, agents, heirs and assigns, releases and forever discharges Company and its affiliates, divisions and subsidiaries and their respective past, present and future officers, directors, managers, members, shareholders, employees, attorneys, agents, representatives, predecessors, successors, and assigns (collectively the “Company Entities”), from any and all claims, liabilities, actions and causes of action, contracts, agreements, rights and debts, whether known or unknown, fixed or contingent, suspected or unsuspected, and whether concealed or hidden, which Employee had, now has or may have against the Company Entities, relating to or arising out of Employee’s employment with the Company or the termination of his employment, the terms and conditions of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, from the beginning of time until the date of this Transition Release Agreement, including, but not limited to:

(i)
any and all claims of discrimination on the basis of race, color, religion, alienage, sex, marital status, national origin, handicapped status, disability, veteran status, sexual orientation, martial status, medical condition, age, and other personal characteristics as may be protected by applicable law, whether arising under federal, state or local law, including but not limited to claims under the Civil Rights Act of 1964, the Age Discrimination in Employment Act as amended , the Equal Pay Act, the Rehabilitation Act, the Fair Labor Standards Act or any state law concerning wages and hours; the Americans With Disabilities Act, the Older Workers Benefit Protection Act, the Vocational Rehabilitation Act of 1973; the Family and Medical Leave Act; any and all claims arising under the laws of New York and Connecticut, including the New York Human Rights Law, the New York Executive Law, the New York Labor Law, the Connecticut Fair Employment Practices Act, the Connecticut Family and Medical Leave Act, the Connecticut Whistleblower Law,  and any other claims arising out of or related to any constitution, statute, civil or common law or treaty of any confederation of nations, country or political subdivision thereof, including without limitation, the United States of America, the State of New York, the State of Connecticut, and the Town of Greenwich, and all other jurisdictions domestic and foreign;

(ii)	any and all claims arising under the Employee Retirement Income Security Act of 1974, as amended;

(iii)
except as provided in the Severance Agreement attached hereto or as set forth below, any and all claims arising under any compensation or benefit plan of the Company, where such claims arose on or before the Transition Date;

(iv)
any and all claims alleging tort or breach of any express or implied contract, wrongful discharge, detrimental reliance, defamation, emotional distress, and claims for compensatory or punitive damages; and

(v)
except as otherwise specifically provided in the Severance Agreement, any and all claims for attorney’s fees or costs incurred by Employee for any reason arising out of or relating to any and all matters covered by this Agreement.

The foregoing release does not apply to claims that could arise by reason of the Company’s breach of the Severance Agreement, claims for vested, but unpaid monies allocated to Employee’s account under the Company’s Deferred Compensation Plan(s), claims or payments due Employee through the Transition Date under any Company benefit plan, including health, dental, disability or flexible spending account, and any claims that Employee may have to indemnification to the extent provided under the certificate of incorporation or by-laws of the Company.  Employee does not waive or release any rights he may have under COBRA.

This Release Agreement may be modified only by a written agreement signed by Employee and an authorized representative of the Company.

Employee expressly warrants that Employee has read and fully understands this Transition Release Agreement; that Employee has hereby been advised to consult with legal counsel of Employee’s choosing and to have the terms of the Transition Release Agreement fully explained to him, and that Employee has done so; that Employee is not executing this Transition Release Agreement in reliance on any promises, representatives or inducements other than those contained herein or in the Severance Agreement; and Employee is executing this Transition Release Agreement voluntarily, free of any duress or coercion.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above

Dated: ______________                                                           ___________________________________
Raymond P. Argila